                                                                      EXHIBIT 11


                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             Three Months                          Nine Months
                                                                 Ended                                 Ended
                                                               December 31,                        December 31,
                                                       ------------------------           ---------------------------
                                                          1997            1996               1997               1996
                                                       ---------         ------           ---------            ------
Net income (loss)                                      $    (798)        $2,001           $  (2,898)           $4,752
                                                       =========         ======           =========            ======

Weighted average common stock shares
  outstanding during the period (used in
  calculation of basic per share results)                  8,563          6,868               8,522             6,388

Dilutive effect of common stock
  equivalents                                                 --            333                  --               239
                                                       ---------         ------           ---------            ------

Weighted average shares of common stock
  and common stock equivalents (used in
  calculation of diluted per share results)                8,563          7,201               8,522             6,627
                                                       =========         ======           =========            ======

Basic earnings (loss) per share                        $   (0.09)        $ 0.29           $   (0.34)           $ 0.74
                                                       =========         ======           =========            ======

Diluted earnings (loss) per share                      $   (0.09)        $ 0.28           $   (0.34)           $ 0.72
                                                       =========         ======           =========            ======



                                      -20-